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EXHIBIT 11.1

                     UNITED PAYORS & UNITED PROVIDERS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE


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
                                              Years Ended December 31,
                                       1997            1996            1995
                                   ------------   ------------   -------------

BASIC

Net income (loss) ...............  $ 14,976,704   $ 10,645,799   $   (710,641)
                                   ============   ============   ============

Weighted average number of
  common shares outstanding:
  Shares outstanding from
    beginning of period .........    11,551,136      8,800,000      8,800,000
  Initial public offering .......            --      1,327,870             --
  Other issuances of common
    stock .......................        20,673          2,789             --
  Purchases of treasury stock....       (79,099)        (5,060)            --
                                   ------------   ------------   ------------

Weighted average common and
  common share equivalents ......    11,492,710     10,125,599      8,800,000
                                   ============   ============   ============

Net income (loss) per common
  share .........................  $       1.30   $       1.05   $      (0.08)
                                   ============   ============   ============




DILUTED

Net income (loss) ...............  $ 14,976,704   $ 10,645,799   $   (710,641)
                                   ============   ============   ============

Weighted average number of
  common shares outstanding:
  Shares outstanding from
    beginning of period .........    11,551,136      8,800,000      8,800,000
  Initial public offering .......            --      1,327,870             --
  Other issuances of common
    stock .......................        20,673          2,789             --
  Purchases of treasury stock ...       (79,099)        (5,060)            --
Common stock equivalents:
  Additional equivalent shares
    repurchased from assumed
    exercise of common stock
    options and warrants ........       164,935          2,791             --
                                   ------------   ------------   ------------

Weighted average common and
  common share equivalents ......    11,657,645     10,128,390      8,800,000
                                   ============   ============   ============

Net income (loss) per common
  share .........................  $       1.28   $       1.05   $      (0.08)
                                   ============   ============   ============
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